Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Regency Centers Corporation:
We consent to the incorporation by reference in the registration statement (No. 333-930, No. 333-52089, No. 333-44724, No. 333-114567, No. 333-125858, and No. 333-125913) on Form S-3 and (No. 333-174535) on Form S-3ASR and (No. 333-24971, No. 333-55062, No. 333-125857, and No. 333-149872) on Form S-8 of Regency Centers Corporation and (No. 333-174535) on Form S-3ASR of Regency Centers, L.P. of our reports dated February 20, 2015, with respect to the consolidated balance sheets of Regency Centers Corporation as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 combined annual report on Form 10-K of Regency Centers Corporation and Regency Centers, L.P.
Our report dated February 20, 2015 refers to a change in the method of reporting discontinued operations in 2014.

/s/ KPMG LLP
February 20, 2015
Jacksonville, Florida
Certified Public Accountants